UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2020

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our” or the “Company”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Resignation of Sonia Luna

On September 11, 2020, our Board of Directors unanimously accepted the September 11, 2020 resignation of Sonia Luna as a member of our Board of Directors and as the Chairperson of our Audit Committee. Sonia Luna’s resignation as our director and Chairperson of our Audit Committee was not in connection with any disagreement with our management, us, or our operations, policies and practices. There are no arrangements or understandings between Sonia Luna and any other persons pursuant to which she was elected as a director, and there are no transactions in which Sonia Luna has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to a September 11, 2020 Agreement with Sonia Luna, we and Sonia Luna agreed that Sonia Luna has already been paid and will be paid securities compensation for a total value of $50,000, which when paid will constitute full and adequate consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: September 14, 2019	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer